Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-188591 and 333-211116) pertaining to the Home BancShares, Inc. 401(k) Plan of our report dated May 18, 2016, with respect to the financial statements and supplemental schedule of the Home BancShares, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ Hancock Askew & Co., LLP

Norcross, Georgia

May 18, 2016